EXHIBIT 99.1

European Wax Center, Inc. Reports Record Third Quarter Fiscal 2021 Results and Increases Fiscal 2021 Outlook

•
System-wide sales of $219.1 million increased 60.0% and 21.3% from the third quarters of fiscal 2020 and 2019, respectively
•
Same-store sales rose 10.6% from the third quarter of fiscal 2019, accelerating 3.7 percentage points from the second quarter of fiscal 2021
•
Total revenue of $49.0 million increased 61.0% and 20.4% from the third quarters of fiscal 2020 and 2019, respectively
•
GAAP net loss was $9.3 million versus a net loss of $6.5 million and net income of $2.3 million in the third quarters of fiscal 2020 and 2019, respectively
•
Adjusted net income was $8.5 million versus an Adjusted net loss of ($6.0 million) and Adjusted net income of $3.7 million in the third quarters of fiscal 2020 and 2019, respectively
•
Adjusted EBITDA of $16.5 million increased 352.6% and 39.3% from the third quarters of fiscal 2020 and 2019, respectively
•
Raises fiscal 2021 outlook for net new center openings, system-wide sales, total revenue, Adjusted net income and Adjusted EBITDA

Dallas, TX, November 4, 2021 - Today, European Wax Center, Inc. (NASDAQ: EWCZ), a leading personal care franchise brand founded in 2004, reports financial results for the 13 and 39 weeks ended September 25, 2021 compared to September 26, 2020. Due the impact of COVID-19 on fiscal 2020, results are also compared to the 13 and 39 weeks ended September 28, 2019.

David Berg, Chief Executive Officer of European Wax Center, Inc., stated: "We delivered strong third quarter results, marking significant progress toward our goals and highlighted by double-digit growth in revenue, same store sales and operating profit as compared to the third quarter of fiscal years 2020 and 2019. On a two-year basis, our robust 21% increase in system-wide sales was driven by net new center openings, a double-digit increase in same store sales, and strong Wax Pass purchases. The expansion of our Wax Pass program benefitted from both new customer acquisition and increased visits from existing guests during the quarter. We continue to make it easier for our guests to engage with us and expect our efforts to lead to increased center productivity over time. We also progressed our new center expansion strategy with franchise operators opening 18 net new centers in the third quarter of fiscal 2021 and 47 net new centers since the third quarter of 2020. Our ability to drive revenue growth combined with expense discipline enabled us to deliver Adjusted EBITDA growth of 39% compared to the third quarter of fiscal 2019. I continue to be proud of our associates and wax specialists for contributing to our robust performance in this dynamic environment.”

“We remain positive about our outlook as we enter the final quarter of the year, and we are raising our expectations for fiscal 2021 top- and bottom-line performance while also increasing our target for net new center openings to 57 from 52. We feel great about the sequential growth of our business, which includes fourth quarter same store sales acceleration. Our outlook is consistent with the recurring, profitable growth inherent in our business model,” Mr. Berg continued. “Looking ahead, we see a significant long-term opportunity to deepen our connection with guests, grow attachment rates and drive frequency while further building awareness for European Wax Center. We are confident that the execution of this strategy, along with unit expansion and leveraging our asset-light business model, will enable us to continue empowering our guests to feel great about themselves while unlocking value for all EWC stakeholders.”

Results for the Third Quarter of Fiscal 2021, 2020, and 2019

(Dollars in $000’s)	Q3 2021	Q3 2020	Q3 2019	Percent Change 2021 vs 2020	Percent Change 2021 vs 2019
Total Revenue	$49,011	$30,450	$40,698	61.0%	20.4%
Net (Loss)/Income	$(9,272)	$(6,543)	$2,250	-41.7%	-512.1%
Adjusted Net Income/(Loss)	$8,494	$(6,015)	$3,747	241.2%	126.7%
Adjusted EBITDA	$16,546	$3,656	$11,875	352.6%	39.3%
System-Wide Sales	$219,117	$136,927	$180,592	60.0%	21.3%

Third Quarter Fiscal 2021 Results

•
We added 18 net new centers and ended the third quarter of fiscal 2021 with 833 centers, representing an increase of 6.0% since the third quarter of fiscal 2020 and 12.4% since the third quarter of fiscal 2019.
•
System-wide sales were $219.1 million across the network of 833 locations, an increase of 60.0% from $136.9 million in the third quarter of fiscal 2020 and up 21.3% from $180.6 million in the third quarter of fiscal 2019. The increase versus fiscal 2019 reflects net new center openings and increased spend by guests at existing centers.
•
Same-store sales increased 10.6% compared to fiscal 2019.
•
Total revenue increased 61.0% to $49.0 million as compared to $30.5 million in the third quarter of fiscal 2020 and rose 20.4% from the third quarter of fiscal 2019. The increase relative to fiscal 2019 was driven by net new center openings and positive same-store sales growth. Within total revenue:
o
Product sales grew to $27.6 million from $17.1 million in the third quarter of fiscal 2020 and from $22.1 million in the third quarter of fiscal 2019.
o
Royalty fees were $11.9 million compared to $7.1 million in the third quarter of fiscal 2020 and $10.2 million in the third quarter of fiscal 2019.
o
Marketing fees grew to $6.8 million from $4.4 million in the third quarter of fiscal 2020 and $5.8 million in the third quarter of fiscal 2019.
o
Other revenue was $2.7 million compared to $1.9 million in the third quarter of fiscal 2020 and $2.6 million in the third quarter of fiscal 2019.
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Cost of revenue was $12.8 million, or 26.2% of total revenue compared to $15.4 million, or 50.6% of total revenue in the third quarter of fiscal 2020 and $10.8 million, or 26.5% of total revenue in the third quarter of fiscal 2019.
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Total operating expenses were $48.8 million compared to $32.4 million in the third quarter of fiscal 2020 and $34.4 million in the third quarter of fiscal 2019.
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Net loss totaled $9.3 million compared to a net loss of $6.5 million in the third quarter of fiscal 2020 and net income of $2.3 million in the third quarter of fiscal 2019.
•
Adjusted net income totaled $8.5 million in the third quarter of fiscal 2021 compared to an Adjusted net loss of $6.0 million in the third quarter of fiscal 2020 and Adjusted net income of $3.7 million in the third quarter of fiscal 2019.
•
Adjusted EBITDA grew $12.9 million to $16.5 million from $3.7 million in the third quarter of fiscal 2020 and rose $4.7 million from $11.9 million in the third quarter of fiscal 2019.

Year-to-Date Results for the First Three Quarters of Fiscal 2021, 2020, and 2019

(Dollars in $000’s)	YTD 2021	YTD 2020	YTD 2019	Percent Change 2021 vs 2020	Percent Change 2021 vs 2019
Total Revenue	$133,570	$74,086	$120,788	80.3%	10.6%
Net (Loss)/Income	$(441)	$(16,956)	$9,443	97.4%	-104.7%
Adjusted Net Income/(Loss)	$21,244	$(14,027)	$11,309	251.5%	87.9%
Adjusted EBITDA	$48,876	$14,289	$33,900	242.1%	44.2%
System-Wide Sales	$594,579	$335,183	$523,464	77.4%	13.6%

Year-to-Date Fiscal 2021 Results

•
System-wide sales were $594.6 million, an increase of 77.4% from $335.2 million in the first three quarters of fiscal 2020 and 13.6% from $523.5 million in the first three quarters of fiscal 2019. The increase versus fiscal 2019 reflects increased spend by guests at existing centers and 92 net new center openings.
•
Same-store sales increased 4.7% compared to the first three quarters of fiscal 2019.

•
Total revenue increased 80.3% to $133.6 million as compared to $74.1 million in the first three quarters of fiscal 2020 and rose 10.6% from $120.8 million in the first three quarters of fiscal 2019. The increase relative to fiscal 2019 was driven by net new centers and positive same-store sales growth.
o
Product sales grew to $74.8 million from $42.3 million in the first three quarters of fiscal 2020 and from $65.3 million in the first three quarters of fiscal 2019.
o
Royalty fees were $32.8 million compared to $18.1 million in the first three quarters of fiscal 2020 and $29.3 million in the first three quarters of fiscal 2019.
o
Marketing fees grew to $18.3 million from $9.1 million in the first three quarters of fiscal 2020 and $16.7 million in the first three quarters of fiscal 2019.
o
Other revenue was $7.7 million compared to $4.5 million in the first three quarters of fiscal 2020 and $9.5 million in the first three quarters of fiscal 2019.
•
Cost of revenue was $34.3 million, or 25.7% of total revenue compared to $27.8 million, or 37.5% of total revenue in the first three quarters of fiscal 2020 and $32.0 million, or 26.5% of total revenue in the first three quarters of fiscal 2019.
•
Total operating expenses were $115.3 million compared to $77.7 million in the first three quarters of fiscal 2020 and $100.0 million in the first three quarters of fiscal 2019, which included a $2.1 million gain on the sale of corporate-owned centers.
•
Net loss totaled $0.4 million, compared to a net loss of $17.0 million in the first three quarters of fiscal 2020 and net income of $9.4 million in the first three quarters of fiscal 2019.
•
Adjusted net income totaled $21.2 million in the first three quarters of fiscal 2021 compared to an Adjusted net loss of $14.0 million in the first three quarters of fiscal 2020 and Adjusted net income of $11.3 million in the first three quarters of fiscal 2019.
•
Adjusted EBITDA grew $34.6 million to $48.9 million from $14.3 million in the first three quarters of fiscal 2020 and rose $15.0 million from $33.9 million in the first three quarters of fiscal 2019.

Balance Sheet Highlights

The Company ended the third quarter with $25.4 million in cash and cash equivalents and $180.0 million in borrowings outstanding under the Company's term loan. In August 2021, the Company entered into a new 5-year credit agreement maturing in August 2026, comprised of a $40.0 million revolving credit facility (the “2026 Revolving Credit Facility”), including $5.0 million for letters of credit, and a $180.0 million term loan (the “2026 Term Loan”). The Company was also able to secure better rates on its new credit agreement, from L+550 and 1% LIBOR floor in the prior facility to L+300 and 0% LIBOR floor in the current facility. Proceeds from the new term loan and the Company's initial public offering of its Class A common stock were used to repay and terminate the loans outstanding under its previous credit agreement. Funds available under the new revolving credit facility will, on an as-needed basis, be used to fund the Company's working capital needs, capital expenditures, and general corporate purposes. Net cash provided by operating activities totaled $22.2 million during the 39 weeks ended September 25, 2021.

Initial Public Offering

On August 9, 2021, European Wax Center, Inc. (“EWC”) closed the initial public offering of its Class A common stock at $17.00 per share. The Company’s Class A common stock began trading on the Nasdaq Global Select Market on August 5, 2021, under the ticker symbol EWCZ. EWC sold 9,829,204 shares of its Class A common stock for net proceeds of $155.4 million after deducting underwriting discounts and commissions and before paying any offering expenses. In addition, the selling stockholders sold an additional 2,360,796 shares of our Class A common stock. We received no proceeds from the sale of shares by the selling stockholders. The shares sold by the Company and the selling stockholders were inclusive of 1,590,000 shares of Class A common stock sold pursuant to the underwriters’ option to purchase additional shares of Class A common stock.

Following our initial public offering our capital structure consisted of the following:

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63,742,728 shares of common stock consisting of:
o
31,370,186 shares of our Class A common stock
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32,372,542 shares of our Class B common stock, which are paired with an equivalent number of EWC Venture Units. A share of our Class B common stock and the corresponding EWC Ventures Unit may be exchanged for a share of our Class A common stock
•
$180.0 million outstanding under the 2026 Term Loan
•
An undrawn $40.0 million 2026 Revolving Credit Facility

Fiscal 2021 Outlook

	Fiscal 2021 Outlook (current)	Fiscal 2021 Outlook (prior)
Total Revenue	$175.5 million - $178.5 million	$173.0 million - $178.0 million
Adjusted Net Income	$28.0 million - $29.0 million	$26.5 million - $28.5 million
Adjusted EBITDA	$61.0 million - $63.5 million	$60.0 million - $63.0 million
New Center Openings, Net	57	52
System-Wide Sales	$795.0 million - $798.0 million	$788.0 million - $793.0 million
Same-Store Sales	High Single Digits	High Single Digits

The Company's outlook incorporates an appropriate level of prudence into its guidance for the balance of the year. However, this outlook does not contemplate a meaningful change from today in consumer behavior driven by renewed concerns about the COVID-19 pandemic, nor does it include further impacts from incremental tightening in the labor market beyond what we see today.

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Other Items

In connection with the Company’s initial public offering, the Company’s directors, executive officers and certain other stockholders entered into lock-up agreements with the underwriters for the offering that restrict the ability of such holders to sell for 180 days from August 4, 2021. The Company confirmed today that conditions under the lock-up agreements were satisfied for a partial early lock‐up release. These conditions included the requirement that the last reported closing price of the Company’s shares of Class A common stock was at least 33% greater than $17.00 for 10 out of any 15 consecutive trading days ending on or after the Company’s issuance of this earnings release. As a result, the lock‐up restrictions will end following the close of trading on November 8, 2021with respect to 25% of the securities owned by the applicable holders. The Company estimates that up to approximately 11.8 million shares of the Company’s Class A common stock (on a fully converted and exchanged basis) will become eligible for sale following the release. The lock‐up restrictions will continue to apply with respect to all remaining securities subject to the lock‐up agreements.

Webcast and Conference Call Information

European Wax Center, Inc. will host a conference call to discuss third quarter fiscal 2021 results today, November 4, 2021, at 5:00 p.m. ET. Those interested in participating in the conference call are invited to dial (844) 644-2466 (participant passcode 6755048). International callers may dial (918) 922-6900. A live webcast of the conference call will be available online at https://investors.waxcenter.com. A replay of the webcast will remain available on the website for 90 days. A replay of the conference call will be available until 8:00pm ET on November 10, 2021 and can be accessed by dialing (855) 859-2056 and entering conference ID number 3947568.

About European Wax Center, Inc.

European Wax Center, Inc. is a leading personal care franchise brand founded in 2004. The Company offers expert wax services from certified Wax Specialists, ensuring that every guest who walks through the door leaves feeling confident—in European Wax Center, Inc. and themselves. The Company provides guests with a first class, professional waxing experience by the most highly trained estheticians in the industry, within the privacy of clean, individual waxing suites. They're so confident everyone will love the experience, European Wax Center, Inc. offers a free complimentary wax to each new guest. The Company continues to revolutionize the waxing category with its innovative, signature Comfort Wax™. This proprietary blend is formulated with the highest quality ingredients to leave skin feeling smooth and make waxing an efficient and relatively painless experience. To help enhance and extend waxing services after leaving the center, European Wax

Center, Inc. offers a complete collection of proprietary products in the skincare, body, and brow categories. European Wax Center, Inc. is a leading wax specialty personal care brand in the United States and, as of September 25, 2021, its network includes 833 centers nationwide.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to European Wax Center, Inc.'s strategy, outlook and growth prospects, and its operational and financial outlook for fiscal 2021 and long-term targets. Words including "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," “project,” "seek," "should," “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management's current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: potential future impacts of the COVID-19 pandemic, including from variants thereof; the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its managements, employees, information systems and internal controls; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises, such as the COVID-19 pandemic, the Company’s operations and financial performance; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the other important factors discussed under the caption “Risk Factors” in the Company’s Registration Statement filed on Form S-1 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA and Adjusted net income. Management believes these non-GAAP financial measures are useful because they enable management, investors, and others to assess the operating performance of the Company.

We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our business.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, and other one-time expenses.

We define Adjusted net income (loss) as net income (loss) adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include exit costs related to leases of abandoned space, IPO-related costs, non-cash equity-based compensation expense, corporate headquarters office relocation, and other one-time expenses. Please refer to “Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents” located in the financial supplement in this release.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted net income (loss). These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA and Adjusted net income (loss) to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share/unit and per share/unit amounts)
(Unaudited)

	September 25, 2021	December 26, 2020
ASSETS
Current assets:
Cash and cash equivalents	$25,366	$36,720
Accounts receivable, net	7,312	5,070
Inventory	18,945	10,280
Prepaid expenses and other current assets	7,228	4,574
Advances to related parties	—	689
Total current assets	58,851	57,333
Property and equipment, net	3,996	5,039
Intangible assets, net	206,747	213,267
Goodwill	328,551	328,551
Other non-current assets	3,386	2,710
Total assets	$601,531	$606,900
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS'/MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,733	$13,489
Long-term debt, current portion	3,375	2,428
Deferred revenue, current portion	2,636	2,351
Other current liabilities	184	181
Total current liabilities	24,928	18,449
Long-term debt, net	174,758	262,975
Tax receivable agreement liability	48,823	—
Deferred revenue, net of current portion	6,785	6,528
Other long-term liabilities	1,239	925
Total liabilities	256,533	288,877
Commitments and contingencies
Mezzanine equity:
Class A Founders’ Units (none and 8,309,193 Class A Founders’ Units authorized, issued and outstanding as of September 25, 2021 and December 26, 2020, respectively)	—	89,240
Class D Units (none and 2,500,000 Class D Units authorized, issued and outstanding as of September 25, 2021 and December 26, 2020, respectively; aggregate liquidation preference of $26,670 as of December 26, 2020)	—	24,909
Members’ equity:
Class A Units (none and 26,401,089 Class A Units authorized, issued and outstanding as of September 25, 2021 and December 26, 2020, respectively)	—	265,791
Class B Unit (none and 1 Class B Unit authorized, issued and outstanding as of September 25, 2021 and December 26, 2020, respectively)	—	—
Class C Units (none and 1,000 Class C Units authorized, issued and outstanding as of September 25, 2021 and December 26, 2020, respectively)	—	—
Members’ deficit:	—	(61,390)
Stockholders’ equity:
Preferred stock ($0.00001 par value, 100,000,000 shares authorized, none issued and outstanding as of September 25, 2021.)	—	—
Class A common stock ($0.00001 par value, 600,000,000 shares authorized, 31,370,186 shares issued and outstanding as of September 25, 2021)	0	—
Class B common stock ($0.00001 par value, 60,000,000 shares authorized, 32,372,542 shares issued and outstanding as of September 25, 2021)	0	—
Additional paid-in capital	157,090	—
Accumulated deficit	(5,531)	—
Accumulated other comprehensive loss	(134)	(527)
Total stockholders' equity attributable to European Wax Center, Inc.	151,425	—
Noncontrolling interests	193,573	—
Total stockholders' equity/member's equity	344,998	318,023
Total liabilities, mezzanine equity and stockholders'/member's equity	$601,531	$606,900

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except unit and per unit amounts)

(Unaudited)

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	September 25, 2021	September 26, 2020	September 25, 2021	September 26, 2020
REVENUE
Product sales	$27,611	$17,082	$74,752	$42,265
Royalty fees	11,941	7,136	32,821	18,138
Marketing fees	6,760	4,364	18,326	9,148
Other revenue	2,699	1,868	7,671	4,535
Total revenue	49,011	30,450	133,570	74,086
OPERATING EXPENSES
Cost of revenue	12,825	15,422	34,296	27,817
Selling, general and administrative	22,725	9,298	46,003	26,016
Advertising	8,368	2,602	19,767	8,893
Depreciation and amortization	4,850	5,074	15,259	15,012
Total operating expenses	48,768	32,396	115,325	77,738
Income (loss) from operations	243	(1,946)	18,245	(3,652)
Interest expense	9,515	4,597	18,686	13,304
Loss before income taxes	(9,272)	(6,543)	(441)	(16,956)
Income tax expense(1)	—	—	—	—
NET LOSS	$(9,272)	$(6,543)	$(441)	$(16,956)
Less: net income (loss) attributable to EWC Ventures, LLC prior to the Reorganization Transactions	1,496	(6,543)	10,327	(16,956)
Less: net loss attributable to noncontrolling interests	(5,237)	—	(5,237)	—
NET LOSS ATTRIBUTABLE TO EUROPEAN WAX CENTER, INC.	$(5,531)	$—	$(5,531)	$—

(1) Income tax expense for the period of August 4, 2021 through September 25, 2021, which is the period following the IPO and the related Reorganization Transactions, is zero as we incurred a pre-tax loss for the period and we have recorded a full valuation allowance against our deferred tax assets.

EUROPEAN WAX CENTER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	For the Thirty-Nine Weeks Ended
	September 25, 2021	September 26, 2020
Cash flows from operating activities:
Net loss	$(441)	$(16,956)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15,259	15,012
Amortization of deferred financing costs	924	732
Loss on debt extinguishment	6,313	—
Loss on noncancellable contracts	—	280
Loss on write-down of obsolete inventory	—	6,656
Provision for bad debts	616	—
Loss on disposal of property and equipment	335	—
Equity compensation	7,952	1,649
Changes in assets and liabilities:
Accounts receivable	(3,578)	(2,219)
Inventory	(8,665)	1,670
Prepaid expenses and other assets	(2,121)	(1,401)
Accounts payable and accrued liabilities	4,665	(11,065)
Deferred revenue	542	(695)
Other long-term liabilities	428	(41)
Net cash provided by (used in) operating activities	22,229	(6,378)
Cash flows from investing activities:
Purchases of property and equipment	(364)	(2,692)
Reacquisition of area representative rights	(7,644)	(34,294)
Net cash used in investing activities	(8,008)	(36,986)
Cash flows from financing activities:
Proceeds on line of credit	—	27,000
Payments on line of credit	(30,000)	—
Proceeds on long-term debt	179,370	15,000
Principal payments on long-term debt	(240,553)	(1,790)
Deferred loan costs	(1,294)	(764)
Payments of debt extinguishment costs	(2,446)	—
Distributions to EWC Ventures LLC members	(5,198)	(1,876)
Contributions from EWC Ventures LLC members	—	24,909
Proceeds from initial public offering of Class A common stock, net of underwriting discounts and offering expenses	145,953	—
Repurchase of Class A Units	(942)	—
Repurchase of Class B common stock and EWC Ventures common units	(70,465)	—
Net cash (used in) provided by financing activities	(25,575)	62,479
Net (decrease) increase in cash	(11,354)	19,115
Cash, beginning of period	36,720	10,264
Cash, end of period	$25,366	$29,379
Supplemental cash flow information:
Cash paid for interest	$11,763	$12,056
Non-cash investing activities:
Property purchases included in accounts payable and accrued liabilities	$96	$—
Reacquired rights purchased included in accounts payable and accrued liabilities	$—	$320
Non-cash financing activities:
Non-cash equity distributions	$689	$122
Initial public offering expenses in accounts payable and accrued liabilities	$483	$—

A reconciliation of GAAP Net Income (loss) to Adjusted Net Income (loss) is set forth below for the periods indicated:

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 25, 2021	September 26, 2020	September 28, 2019	September 25, 2021	September 26, 2020	September 28, 2019
(in thousands)
Net income (loss)	$(9,272)	$(6,543)	$2,250	$(441)	$(16,956)	$9,443
Exit costs - lease abandonment(1)	—	—	—	—	159	—
Corporate headquarter relocation(2)	—	125	1,262	—	671	1,262
Share-based compensation(3)	7,395	403	235	7,952	1,649	604
IPO-related costs(4)	1,715	—	—	4,697	100	—
IPO-related compensation expense(5)	2,343	—	—	2,343	—	—
Other compensation-related costs(6)	—	—	—	380	350	—
Debt extinguishment costs(7)	6,313	—	—	6,313	—	—
Adjusted net income (loss)	$8,494	$(6,015)	$3,747	$21,244	$(14,027)	$11,309

(1) Represents exit costs related to abandoned leases resulting from our corporate headquarters relocation.

(2) Represents costs related to employee relocation, severance and moving fees resulting from our corporate headquarter relocation.

(3) Represents non-cash equity-based compensation expense.

(4) Represents legal, accounting and other costs incurred in preparation for initial public offering.

(5) Represents cash-based compensation expense recorded in connection with the initial public offering.

(6) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team.

(7) Represents costs related to the extinguishment of the Previous Term Loan and Previous Revolving Credit Facility

A reconciliation of GAAP Net Income (loss) to EBITDA and Adjusted EBITDA is set forth below for the periods indicated:

(Unaudited)

	Thirteen Weeks Ended			Thirty-Nine Weeks Ended
	September 25, 2021	September 26, 2020	September 28, 2019	September 25, 2021	September 26, 2020	September 28, 2019
(in thousands)
Net income (loss)	$(9,272)	$(6,543)	$2,250	$(441)	$(16,956)	$9,443
Interest expense	9,515	4,597	4,028	18,686	13,304	11,314
Provision for income taxes	—	—	—	—	—	—
Depreciation	327	434	532	1,168	1,205	1,707
Amortization	4,523	4,640	3,568	14,091	13,807	9,570
EBITDA	$5,093	$3,128	$10,378	$33,504	$11,360	$32,034
Exit costs - lease abandonment(1)	—	—	—	—	159	—
Corporate headquarter relocation(2)	—	125	1,262	—	671	1,262
Share-based compensation(3)	7,395	403	235	7,952	1,649	604
IPO-related costs(4)	1,715	—	—	4,697	100	—
IPO-related compensation expense(5)	2,343	—	—	2,343	—	—
Other compensation-related costs(6)	—	—	—	380	350	—
Adjusted EBITDA	$16,546	$3,656	$11,875	$48,876	$14,289	$33,900
Adjusted EBITDA margin	33.8%	12.0%	29.2%	36.6%	19.3%	28.1%

(1) Represents exit costs related to abandoned leases resulting from our corporate headquarters relocation.

(2) Represents costs related to employee relocation, severance and moving fees resulting from our corporate headquarter relocation.

(3) Represents non-cash equity-based compensation expense.

(4) Represents legal, accounting and other costs incurred in preparation for initial public offering.

(5) Represents cash-based compensation expense recorded in connection with the initial public offering.

(6) Represents costs related to reorganization driven by COVID-19 and buildup of executive leadership team.

Contacts

Investors:

ICR, Inc.

Allison Malkin/Nina Weiss

IR@myewc.com

203-682-8225

European Wax Center, Inc.

Amir Yeganehjoo

Amir.yeganehjoo@myewc.com

469-217-7486

Media:

Creative Media Marketing

Meredith Needle

Ewc@cmmpr.com

212-979-8884